Standard Chartered

Facility Letter (Uncommitted) (Hong Kong)

Date: 15th June 2018

Our Ref: CB/MM/Unit D-D3/BNT

Client pls sign & return to Bank

CONFIDENTIAL

Treasure Success International Limited
19/F., Ford Glory Plaza,
37-39 Wing Hong Street, Cheung Sha Wan,
Kowloon, Hong Kong.

Attention: San Yick, Financial Manager

Dear Sirs,

We Standard Chartered Bank (Hong Kong) Limited 渣打銀行(香港)有限公司 (the "**Bank**") are pleased to offer you the facilities (the "**Facilities**") subject to the terms and conditions set out in this facility letter (the "**Facility Letter**"), the Global Master Credit Terms (Uncommitted), the RCS, the Global Master Trade Terms, other relevant documents provided to you and the relevant application forms (together the "**Agreement**").

Subject to our right in our absolute discretion to accept the Facility Letter on a later date, the Facility Letter will lapse by close of business on the date falling 30 Banking Days after the date of the Facility Letter (or such other period notified by us) and will have no further effect unless it is countersigned by you and received by us before that time at:

Credit Risk Control
Standard Chartered Bank (Hong Kong) Limited
11th Floor, Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong

Terms not defined in this Facility Letter are defined in the Global Master Credit Terms (Uncommitted) and the Global Master Trade Terms.

for and on behalf of

Standard Chartered Bank (Hong Kong) Limited

渣打銀行(香港)有限公司

Full name

Grace Chan

Title

Manager, Credit Risk Control

Date

15th June 2018

Signature – please ensure signature remains within the box

GC/cp/ry

Standard Chartered

Treasure Success International Limited   standardchartered.com

We accept your offer to make available to us each Facility described in the Agreement and agree to be bound by the terms of the Agreement.

for and on behalf of

TREASURE SUCCESS INTERNATIONAL LIMITED

Full name

CHOI LIN HUNG ← signer (Director) full name

Title / Position

DIRECTOR ← Director

Date

← date

Signature – please ensure signature remains within the box

← sign by 1 director (no co. chop)

MR CHOI ONLY

+ L

Treasure Success International Limited

1. **Borrower(s)**

1.1 The entities listed in column (1) of the table below will be referred to as the "Borrowers" and each a "Borrower".

1.2 Each Borrower will enter or accede to the Agreement in a manner satisfactory to the Bank.

(1)	(2)	(3)
Name of company and company / registration number / identity document number	Jurisdiction of incorporation	Registered address
Treasure Success International Limited (company number: 2398596) (**"Designated Borrower"**)	Hong Kong	19/F, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.

2. **Facilities**

2.1 General Banking Facilities

(a) **Designated** Facility Limits and Designated Sub-limits

In addition to any Designated Facility Limit allocated for a Borrower, the Bank may also offer any Borrower a Facility which has a Designated **Sub-limit. The sum of the utilised portions of all Designated Sub-limits shall not exceed the relevant Designated Facility Limit. The total amount all Borrowers may draw down under all Facilities shall not exceed the Total Facility Limit.**

(1)	(2)	(3)
Type(s) of Facility	Designated Facility Limit(s)	Borrower(s) and Designated Sub-limit(s), if applicable
1. Import Invoice Financing	USD3,000,000.-	• Designated Borrower
2. Pre-shipment Financing under Export Orders	(USD3,000,000.-)	• Designated Borrower
Total Facility Limits	USD3,000,000.-	

(b) Designated Combined Facility Limits

The total aggregate amount all Borrowers may draw down for each of the combined Facilities specified in Column (1) below in aggregate shall not exceed the corresponding Designated Combined Facility Limit in Column (2) below.

(1)	(2)
Type(s) of Facility	Designated Combined Facility Limit
Facility 1 and 2	USD3,000,000.-

3. **Pricing and Conditions**

Any reference to a Borrower under this section is a reference to each Borrower of the relevant Facility specified in Clause 2 *(Facilities)* of the Facility Letter.

Type(s) of Facility	Terms and conditions
Import Invoice Financing	Purpose: For financing for goods purchased by the Borrower from its seller, as evidenced by the seller's invoice to the Borrower. Availability: Uncommitted Maximum Financing Tenor: Up to 90 day(s) from invoice date / financing date. Maximum Financing Percentage: Up to 100% of the invoice value. Interest Rate: 1.3% per annum over the Bank's Cost of Funds.

Treasure Success International Limited

Type(s) of Facility	Terms and conditions
	Interest Payment Date(s): At the end of the financing term agreed between the Borrower and the Bank.
Pre-shipment Financing under Export Orders	Purpose: Pre-shipment financing covering the purchase of raw material, processing, packing, transportation, warehousing and other expenses and overheads incurred by the Borrower to ready goods for sale. Currency(ies): USD Availability: Uncommitted Maximum Financing Tenor: Up to 90 day(s). Maximum Financing Amount: Advance percentage up to 85% of the purchase order. Interest Rate: 1.3% per annum over the Bank's Cost of Funds. Interest Payment Date(s): At the end of the financing term agreed between the Borrower and the Bank.

4. Fees

Arrangement Fee:	HKD50,000.-, payable on the date of the Agreement, and any other handling fee to be agreed and payable on each anniversary of the date of the Agreement as long as any Facility remains available to a Borrower or the Bank has any claim, actual or contingent, against a Borrower in respect of any Facility.

5. Contact Details

5.1 Contact details for the Bank

Name and Title	Address Telephone No. Fax No. Email
Mr. Ray Mok, Associate Director, Relationship Management, Commercial Banking	Address: 7/F., Standard Chartered Bank Building, 4-4A Des Voeux Road Central, Hong Kong. Telephone No.: 3762-2913 Fax No.: 2523-7215 Email: Ray-Wa-Fai.Mok@sc.com

5.2 Contact details for the Designated Borrower

Name and Title	Address Telephone No. Fax No. Email
San Yick, Financial Manager	Address: 19/F, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong. Telephone No.: 2484-6627 Email: san.yick@jerashholdings.com

Treasure Success International Limited

6. Joint Liability

6.1 Where there is more than one Borrower specified in this Facility Letter (unless otherwise agreed by the Bank and each Borrower), the following shall apply:

(a) Each Borrower is jointly and severally liable with the other Borrowers for all sums payable or owing to the Bank under any Facility (whether incurred by that Borrower or not). Each Borrower further agrees that the Bank is not required to make any reference to the other Borrowers in relation to the utilisation of any Facility by any Borrower.

(b) Each Borrower's obligations and liabilities will not be affected by (i) any time or indulgence granted to or composition with any other Borrower or any other person; (ii) any change, variation or termination of any agreement or arrangement with any other Borrower or any other person; (iii) bankruptcy, winding up, dissolution, administration or re-organisation of any Borrower or any change on the status, function, control or ownership of any Borrower; (iv) any release of, or any neglect to obtain, perfect or enforce, any rights or securities against any Borrower or any other person; or (v) any unenforceability or invalidity of any obligations of any Borrower or any other person.

7. Definitions

7.1 In the Agreement, unless the context otherwise requires:

"Arrangement Fee"	where set out in the Agreement, is an upfront fee payable by a Borrower to the Bank to compensate the Bank for arranging the Facility.
"Collateral Documents"	means any document identified below and any other document executed or to be executed by an Obligor in favour of the Bank which grants, creates or evidences any guarantee, Security Interest, netting or other arrangement in respect of any Borrower's obligations under the Finance Documents, each in form and substance satisfactory to the Bank:
"Financial Statements"	means: (i) for the Parent, the audited consolidated financial statements of the Parent for each of its financial years; and (ii) for each Obligor other than the Parent, its audited financial statements for each of its financial years.
"Global Master Credit Terms (Uncommitted)" or "GMCT (Uncommitted)"	means the credit terms and conditions applicable from time to time for the Bank's provision of any uncommitted credit facility to each Borrower.
"Global Master Trade Terms" or "GMTT"	means the terms and conditions applicable from time to time for the Bank's provision of any trade services to each Borrower.
"Interest Payment Date"	means such interest payment date as may be specified against the applicable Facility in Clause 3 (*Pricing and Conditions*) of this Facility Letter.
"Interest Period"	means such interest period as may be specified against the applicable Facility in Clause 3 (*Pricing and Conditions*) of this Facility Letter.
"Parent"	means Jerash Holdings (US), Inc.

Collateral Documents:

Item	Description	Obligor(s)
1.	A corporate guarantee for an unlimited amount	Jerash Garments and Fashions Manufacturing Company
2.	A corporate guarantee for USD7,000,000.- plus interest and other charges	Jerash Holdings (US), Inc.

Treasure Success International Limited

8. **Additional Conditions**

8.1 Clauses to be added, deleted or amended in the GMCT (Uncommitted)
Clause 12.3 (Negative pledge) of the GMCT (Uncommitted) shall be deleted in its entirety.

8.2 Clauses to be added, deleted or amended in the GMTT
None.

9. **GMCT Country Supplement**

9.1 Clauses to be added, amended and deleted under the GMCT (Uncommitted)

Existing definitions in Clause 1.1 of GMCT (Uncommitted) shall be amended as follows, and new definitions which appear below shall be added to Clause 1.1 of GMCT (Uncommitted):

DEFINITIONS AND INTERPRETATIONS

"**Banking Day**" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and:

(a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b) (in relation to any date for payment or purchase of euro) any TARGET Day.

"**Default Rate**" means a rate of up to 8% per annum over Prime Rate or the Bank's cost of funding, whichever is higher, for all facilities or such rate as advised by the Bank to the Borrower from time to time.

"**HIBOR**" means Hong Kong Interbank Offered Rate.

"**Hong Kong**" means Hong Kong Special Administrative Region (HKSAR).

"**Jurisdiction**" means Hong Kong.

"**LIBOR**" means London Interbank Offered Rate.

"**Spot Rate**" means at any date the Bank's spot rate of exchange for the purchase of the relevant currency in the Hong Kong foreign exchange market at around 11:00 am Hong Kong time using the Base Currency for the relevant Facility.

"**TARGET Day**" means any day on which TARGET 2 is open for the settlement of payments in euro.

"**TARGET 2**" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

The following clauses shall be added to and form part of the GMCT (Uncommitted):

1. Section 83 of the Banking Ordinance and Module CR-G-9 (Exposures to Connected Parties) of the Supervisory Policy Manual issued by the Hong Kong Monetary Authority ("**SPM**") imposes on the Bank limitations on advances to persons (including firms, partnerships and companies) related to the Bank's or its subsidiaries' or affiliates' directors, controllers or its employees with lending authority ("**Related Person**"). When each Borrower acknowledges and accepts this Facility Letter, the Borrower shall inform the Bank if it, or any of its directors, shareholders, partners or managers is, a Related Person within the meaning of the Banking Ordinance or SPM. If any Borrower is subsequently aware that it, or any of its directors, shareholders, partners or managers is or becomes a Related Person, such Borrower must inform the Bank in writing immediately.

2. Each of the Borrower(s) acknowledges that it:
   a) has received and read the Bank's Notice to customers and other individuals relating to the Personal Data (Privacy) Ordinance and the Code of Practice on Consumer Credit Data; and
   b) has, or will, notify each of its Relevant Individuals, that the Bank may, in the course of providing banking services to the Borrower, receive personal data in respect of that Relevant Individual.

   For the above purpose, a "**Relevant Individual**" includes (but is not limited to) the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, department heads, corporate officers (e.g. authorized signatories, company secretary etc.), directors, major shareholders, beneficial owners, and guarantors.

3. The credit application of the Borrower(s) was conducted according to the Bank's prevailing credit policy and approval is subject to satisfactory credit check of the Borrower(s), sole proprietor / partner(s) of the Borrower(s), the mortgagor(s) and/or the guarantor(s) of the application (if applicable). Credit report(s) provided by TransUnion Limited ("**TU**") (for individual consumer credit information) and/or Dun & Bradstreet (HK) Limited ("**D&B**") (for commercial credit information) has/have been considered. If the Borrower(s) or relevant individual(s) want(s) to access its/his/her credit report(s) and/or, where appropriate, make(s) a data correction request with the relevant credit reference agency, the Borrower(s) may contact D&B at 2516 1111 (address: Unit 1308-1315, 13/F, BEA Tower, Millennium City 5, 418 Kwun Tong Rd, Kwun Tong, Kowloon, Hong Kong.) and relevant individual(s) may contact TU at 2577 1818 (Suite 1006, Tower 6, The Gateway, 9 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong).

CLIENT INITIALS	STAMP

Treasure Success International Limited

10. GMTT Country Supplement

10.1 Clauses to be added, amended and deleted under the GMTT
None.